EXHIBIT 9

REDKEN 5th AVENUE NYC LLC
575 Fifth Avenue
New York, NY 10017-2450
Tel (212) 964-4784
Patrick T. Parenty
Vice President, General Manager
April 6, 2001

Steve Davis
Mypersonalsalon.com
Via Federal Express

Dear Steve:
 This letter will outline our agreed upon relationship, REDKEN and Mypersonalsalon.com.

Mypersonalsalon.com has agreed to:

  Use REDKEN products exclusively for all service needs provided by mypersonalsalon.com in Haircare, Styling, Haircolor and Perms.
  Retail REDKEN haircare and Styling products to the clients of mypersonalsalon.com through your licensed cosmetologists
  Mypersonalsalon.com will not sell directly over its website any REDKEN products unless the client is having regular services from your licensed cosmetologists
  Mypersonalsalon.com will provide REDKEN with monthly sales information tracking both Mypersonalsalon.com products purchases for use and retail sales

  Mypersonalsalon.com management will ensure initial and ongoing product and technique training on all REDKEN products for all its licensed cosmetologists

  Mypersonalsalon.com will consult with Redken prior to endorsing or using any other products outside of the Haircare, Haircolor, Styling and Perm categories.

In exchange for the above mentioned commitment, REDKEN agrees to:

  Provide initial and ongoing education on all REDKEN products used and sold by Mypersonalsalon.com
  Provide up to 100 new employees per year with a start up kit of REDKEN products and accessories
  Provide an advertising and promotional allowance of $35,000 per year, paid on a quarterly basis. This allowance is based on satisfactory performance by Mypersonalsalon.com and will be reviewed every six months with both companies' management
  REDKEN will create an accrual fund of 10% of total purchases, (at 40% off of salon list) to be used by Mypersonalsalon.com to promote their REDKEN business. This accrual fund will be managed jointly by Mypersonalsalon.com and REDKEN management. Information on purchases will come from Mypersonalsalon.com's sales reporting to REDKEN and verified by our mutual distribution partner.

  REDKEN will advise Mypersonalsalon.com on product sales and delivery, and although we do have expertise in this area, it will ultimately be your decision and responsibility to create a delivery system for your purchases for use and your retail sales.

  REDKEN will assist Mypersonalsalon.com in the creation and ongoing maintenance of a product catalgue used for retail sales by your licensed cosmetologists to their qualified service clients.

This outlines our agreement, which will have a term on one year with the mutual option to renew for an additional year. We will review our agreement by October of each year that it is in effect.

We look forward to an excellent relationship and will work with you to create a long lasting, successful business.

Regards,
Pat Parenty
Vice President, General Manager

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